EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT (this "Agreement"), dated and effective as of August 18, 1997, by and between Club Regina Resorts, Inc., a Nevada corporation ("Employer"), and John McCarthy ("Employee").


                              W I T N E S S E T H:


     A. Employer desires to retain the services of Employee as its President and Chief Executive Officer.

     B. Employee has been Director General of the business acquired by Employer as of August 18, 1997 since 1993.

     C. Employer considers the employment of Employee pursuant to the terms of this Agreement to be in the best interests of Employer and its equity holders to facilitate continuity of experienced management and wishes to assure that Employee serves Employer on an objective and impartial basis and without distraction or conflict of interest upon the potential termination of Employee's employment under certain circumstances.

     D.   Employee  is  willing,  on the terms  and  subject  to the  conditions provided in this Agreement, to undertake the responsibilities contemplated herein, furnish services to Employer as provided herein and be subject to certain employment restrictions and obligations.

     E.   Undefined capitalized terms are defined in Section 8(a).


     NOW THEREFORE, in consideration of the premises, the covenants, representations and warranties herein contained and other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby agree:

     1. Employment Term. This Agreement shall commence as of August 18, 1997 (the "Commencement Date") and shall remain in effect for three years from the (the "Employment Term"). Beginning on the third anniversary of the Commencement Date, and upon each anniversary of the Commencement Date thereafter, this agreement will be automatically renewed and the Employment Term shall be extended for successive one year periods unless terminated by either the Employee or Employer by giving written notice of termination not less than 60 days in advance of the renewal date; provided that there shall be no such renewal after the year in which Employee turns 63.

     2. Responsibilities and Authority. Employer hereby employs Employee to serve as Holding's President and Chief Executive Officer of Employer reporting to its Board. During the Employment Term, Employee will have the responsibility and authority to administer and coordinate the activities of Employer and its subsidiaries in accordance with the policy guidelines as established by Employer's management. In addition, Employee will also serve in compliance with this Agreement as Director General of C.R. Resorts Holdings, S.A. de C.V. ("Holding").

     The parties agree that Employee will not report nor will he be submitted to Holding, because all order to Employee will come directly from Employer, which Employee recognizes as the only employer and source of his rights hereunder.

     3. Acceptance of Employment. Employee accepts employment by Employer on the terms and conditions herein provided and agrees, subject to the terms of this Agreement, to devote all of his full business time to advance the business of Employer and Holding. Employee understands he may serve on Employer's Board and that without Employer's Board's approval, he will not serve on the Board of Directors of any non-affiliate of Employer that is not controlled by Employee's family.

     4. Compensation and Benefits. As compensation for his services hereunder, Employee will be entitled to the following amounts.

          (a) Base Salary. Employee will receive an initial base cash salary at the aggregate rate of US$250,000 per annum (the "Base Salary"). The Base Salary will be paid in substantially equal bi-monthly installments on the first and 15th day of each month.

          (b) Bonus. Based (i) 50% on the achievement of the performance goals approved by Employer's Board from time-to-time and (ii) 50% on the discretion of Employer's Board taking into account such goals and other factors the Board may determine to be appropriate, Employee will be entitled to receive an annual be entitled to receive an annual Bonus (the "Bonus") equal to the amount of up to 50% of the Base Salary.

          (c) Benefits and Productivity Aids. Employee will be entitled to receive the benefits (the "Benefits") and the personal productivity aids (the "Personal Productivity Aids") listed on Schedule A.

          (d) Beneficiaries. Employee will have the absolute right to designate the beneficiaries to receive the proceeds, if any, of all Benefits upon Employee's death.

          (e)  Acceleration of Payments.

               (i) Occurrence of Triggering Event. Upon the occurrence of a Triggering Event, Employee shall receive from Employer (i) a lump sum payment equal to one times his Base Salary and (ii) earned Bonuses, any vested stock options and any other sums due him.

               (ii) Time of Payment.  All  accelerated  payments of Base Salary,
                    Bonuses and  Benefits to Employee  pursuant to this  Section
                    4(e)
                    shall be paid as promptly as possible but in any event within 30 days after Employee provides notice of a Triggering Event; but if the full amount of such accelerated payments is not paid within 20 business days after the date of the Triggering Event, such amounts shall be evidenced by a promissory note from Employer bearing interest at the rate of 7% per annum from the date of the Triggering Event until paid. If Employee files an action against Employer, Holding or any of their affiliates arising from the performance of his services under this Agreement, submitting himself to the jurisdiction of any other court, tribunal or conciliation and arbitration board, other than the courts of Texas, Employee expressly agrees to waive his right to receive payments under Section 4(e)(i). Should any court, tribunal or conciliation or arbitration board issue any ruling against Employer, Holding or any of their affiliates, amounts obtained therefrom will be offset against any amount owed to Employee under this Agreement.

               (iii)Reimbursement   of  Expenses.   Employee  will  be  promptly
                    reimbursed for Reimbursable Expenses.

          (f) Consideration. Employee's covenants contained in Sections 6 and 7 are in return for the consideration Employee is to receive under
               Section 4(e).

          (g) Employer will provide all compensation and benefits listed above. However, should it be more practical or advantageous for employer or Employee to provide or to receive a benefit through Holding, the latter will act merely as a channel of Employer and any compensation or benefit that Employee may receive directly from Holding will be deemed to have been granted on account of and in the name of Employer since Employer shall be the only party liable for the employment relationship of Employee with Employer and its affiliates.


     5. Termination. This Agreement may be terminated upon the following terms:

          (a) Termination Upon Death. This Agreement will terminate upon the first day of the month following Employee's date of death during the Employment Term and, other than Benefits and Reimbursable Expenses, no further amounts will be due hereunder.

          (b) Termination Upon Total Disability. Employer may terminate this Agreement because of Total Disability upon at least 30 days' notice to Employee; provided that (i) Employer will pay Employee his Base Salary for the lesser of (A) period from such notice until the date on which the disability benefits contemplated by the Benefits begin accruing and (B) 120 days from such notice, and (ii) Employer shall pay all other Benefits and Reimbursable Expenses owed Employee.

          (c) Termination by Employer Without Cause. In addition to actual termination by Employer of Employee's employment without Cause, if Employee's employment is Constructively Terminated by Employer, or if Employee terminates hisi employment because he has been Constructively Terminated, Employee's employment shall be deemed to have been terminated without cause.

          (d) Termination by Employer With Cause. Employer shall be entitled to terminate Employee's employment at any time for Cause. Upon such termination for Cause, all of Employee's rights and benefits provided for in this Agreement shall terminate immediately, except as to any accrued and unpaid Base Salary prorated through the date of termination and any Benefits or amounts owed for
               Reimbursable Expenses incurred by Employee prior to such termination. Employee will not be deemed to have been terminated for Cause until there has been delivered to him a termination notice by Employer's Board.


     6.   Confidentiality and Solicitation.

          (a)  Confidentiality.

               (i) Confidentiality of Information. Employee recognizes and acknowledges that he will have access to the Trade Secrets, access to and knowledge of which are essential to the performance of Employee's duties hereunder. Employee will not, during the term of his employment by Employer or thereafter, either (A) disclose such Trade Secrets to any Person for any reason or purpose whatsoever, except on behalf of Employer for its business purposes during the term of this Agreement, or (B) make use of any Trade Secrets for his own purposes or for the benefit of any Person, except to the extent authorized by an agreement between Employer and any such Person.

               (ii) Return of Confidential  Information.  All samples and copies of Trade Secrets prepared or obtained by Employee during his employment shall at all times be the property of Employer and Employee shall deliver the same to Employer at any time upon Employer's request, and in any event shall deliver the same to Employer upon the termination of his employment whether or not he has been requested to do so.

          (b) Solicitation. During the Employment Term and two years thereafter, Employee will not, and will cause his affiliates to not, directly or indirectly, (i) solicit for employment by any Person, its affiliates or anyone else, any employee or then currently active independent contractor of Employer or its affiliates, within the six-month period immediately preceding such solicitation of employment, other than such person (a) whose employment or independent contractor relationship was terminated by Employer or its affiliate, or (b) who independently responded to a general solicitation for employment by Employee or his affiliates; or (ii) induce or attempt to induce, any employee or independent contractor of Employer or its affiliates, to terminate such employee's employment or independent contractor's active contractual relationship. (c) Specific Performance. If there is a breach or threatened breach of the provisions of this
               Section 6, Employer shall be entitled to an injunction restraining Employee from such breach, without bond or other security. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies for such breach or threatened breach.


     7.   Covenant Not to Compete.

          (a) Non-Competition Covenant. In return for the consideration described in Section 4, Employee agrees that he shall not for a period of one year from the termination of his employment with Employer (the "Non-Competition Term") in any manner whatsoever, either directly or indirectly, with any Person in each case, within the Geographic Area:

               (i) provide or offer to provide to any Person any services, information or other assistance relating to the business of Employer or of any of its affiliates (as of the date of termination of Employee's employment) or with respect to any customer, client or prospective customer or client, of Employer or of any of its affiliates in each case, within the Geographic Area;

               (ii) own, operate,  engage in,  participate in, or contribute to, alone or as a partner, joint venture, officer, director, member, employee, consultant, agent, independent contractor or stockholder of, or lender to, or in any other capacity, in each case, any real estate, timeshare product, service or product, or other which is the same as, similar to, or competes with Employer or its affiliate's services or products or which compete with Employer or its affiliate's business;

               (iii)(A) call on any Acquisition  Candidate with the knowledge of such Acquisition Candidate's status as such, for the purpose of acquiring, or arranging the acquisition of, that Acquisition Candidate by any Person other than Employer or its affiliates, (B) induce any Person which is a customer of Employer or its affiliates to patronize any business directly or indirectly in competition with the business conducted by Employer or its affiliates; (C) canvass, solicit or accept from any Person which is a customer of Employer or its affiliates, any such competitive business; or (D) request or advise any Person which is a customer of Employer or its affiliates, or its or their successors; "Acquisition Candidate" means (I) any Person engaged in the Timeshare Business, or the purchase or development of real estate with the purpose of engaging  in the  Timeshare  Business or
                    (II) any project with respect to the Timeshare Business, and in either case (i) which was called on by Employer or its affiliates, in connection with the possible acquisition by Employer or its affiliates of that Person or project, or
                    (ii) with respect which Employer or its affiliates has made an acquisition analysis; or (iv) directly or indirectly employ, or knowingly permit any Person, directly or indirectly, controlled by him, to employ, any Person who was employed by Employer or its affiliates at or within the prior six months, or in any manner seek to induce any such Person to leave their employment.

          (b) Employee agrees and understands that Employer's business is highly competitive and that Employer has invested considerable sums of money in developing real estate and timeshare properties and services, training programs, sales programs, pricing and marketing formulas and programs, and account records for the proper servicing of its clients and potential clients.

          (c) Employee further agrees and understands that this covenant is necessary for the protection of Employer due to its legitimate interest in protecting its business goodwill and Trade Secrets. Employee further agrees and understands that, because of the legitimate interest of Employer in protecting its business goodwill and Trade Secrets as well as the extensive confidential information and special knowledge received by Employee from Employer, the restrictions enumerated in Section 7(a) are not oppressive and are, in fact, reasonable. Employee also agrees and understands that, due to the necessity of this covenant and the adequate consideration supporting it, this covenant does not prevent competition, and in fact, it encourages Employer to entrust Employee with Trade Secrets.

          (d) If a court of competent jurisdiction determines that the scope of any provision of this Section 7 is too broad to be enforced as written, the parties intended that the court reform the provision to such narrower scope as it determines to be reasonable and enforceable.

          (e) Employee agrees that if he breaches this covenant he will submit to the rendition of a temporary restraining order, without prior notice, and thereafter to a temporary and permanent injunction. Further, Employee agrees to the jurisdiction of an appropriate court in Harris County, Texas, for the enforcement of this covenant.


     8.   Miscellaneous.

          (a)  Definitions. The following terms have the indicated meanings.

               (i)  Base Salary - defined in Section 4(a).

               (ii) Cause -

                    (A) the failure of Employee to substantially perform his covenants and duties described herein (other than any such failure resulting from Total Disability);

                    (B) the engaging by Employee in willful, reckless or grossly negligent misconduct which is materially injurious to Employer or any of its affiliates, monetarily or otherwise;

                    (C)  the misappropriation of Employer funds;

                    (D) Employee's commission of an act of dishonesty, affecting Employer or its affiliates, or the commission of an act constituting common law fraud or a felony; or

                    (E) Employee shall resign or otherwise terminate his employment for any reason other than by mutual written agreement with Employer or because Employee has been Constructively Terminated.

               (iii)Change  of  Control  - is  deemed  to have  occurred  if any
                    "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as then in effect, other than a shareholder or its beneficiary on the date hereof or any "person" who on the date of determination is a Director or Officer of Employer, is or becomes the "beneficial owner" as defined in Rule 13d-3 under such Act, directly or indirectly, of securities of Employer representing 51% or more of the combined voting power of Employer's then outstanding equity securities.

               (iv) Constructive  Termination  - the  occurrence  of  any of the following events without Employee's express written consent:

                    (A)  a reduction by Employer in Employee's Base Salary;

                    (B) any material breach by Employer or of any material provision of this Agreement; or

                    (C) Employer should hire an executive officer to whom Employee is required to report.

               (v) Geographic Area - the geographic market areas (and the specific countries and states located therein) of Employer or its affiliates in which Employer is conducting business at the time of the expiration of Employee's employment with Employer or its affiliates, specifically including, without limitation, the United Mexican States.

               (ivi)Person - a natural person, firm,  corporation,  association, partnership (general or limited), limited liability corporation, syndicate, governmental body, or any other entity.

               (v) Reimbursable Expenses - all properly documented, reasonable and necessary expenses incurred by Employee on behalf of and in connection with the business of Employer.

               (vi) Termination Notice - notice under Sections 1(a) or 1(b).

               (ix) Total  Disability  -  illness  or other  physical  or mental disability of Employee which shall continue for a period of at least 45 consecutive days or three months in the aggregate during any 12-month period during the Employment Term, which such illness or disability shall make it impossible or impracticable for Employee to perform any of his duties and responsibilities hereunder.

               (vii)Timeshare   Business   -   the   business   of   purchasing,
                    developing,   marketing,  selling  and  financing  timeshare
                    vacation intervals.


               (viiii) Trade Secrets - Employer and its affiliates'  proprietary or confidential information, including but not limited to the following: trade secret information, ideas, concepts, software, designs, drawings, techniques, models, data, documentation, research, development, processes, procedures, business acquisition or disposition plans, "know how," marketing techniques and materials, marketing and development plans, customer names and other information related to customers, price lists, pricing policies, details of customer, distributor, agency or consultant contracts, financial information and any other information relating to the business, customers, trade, trade secrets or industrial practices of Employer; provided that, "Trade Secrets" shall not include information that: (A) at the time of disclosure is in the public domain; or (B) after disclosure is published or otherwise becomes a part of the public domain through no act or omission of Employee or his affiliates (but only after, and only to the extent that, such information is published or otherwise becomes part of the public domain). For this Agreement, specific disclosures made, e.g. ("640 F to 650 F" or $50,000" shall not be deemed to be within the exceptions listed above merely because such specific disclosure is embraced by a general disclosure, e.g. "600 F to 800 F" or $40,000 to $80,000", which general disclosure is in the public domain or in a Person's possession. In addition, any combination of features disclosed in the course of Employee's employment shall not be deemed to be within the exceptions listed above merely because individual features are separately in the public domain or in a Person's possession, but shall be within the exceptions only if the combination itself and its principle of operation are in the public domain or in a Person's possession as provided in the exceptions listed above.

               (ix) Triggering  Event.  - (A)  a  Change  of  Control,  (B)  the
                    Constructive Termination of Employee; (C) the actual termination of this Agreement; or (D) except as expressly provided herein, Employer's refusal to renew for any one-year term for any reason, in each case, other than:

                    (1) Employee's voluntary termination (except a voluntary termination because of Constructive Termination); or

                    (2)  Termination of employment for Cause; or

                    (3) Termination of employment upon the death or Total Disability.

          (b) Severability. To the extent that any provision of this Agreement may be deemed or determined to be unenforceable for any reason, such unenforceability shall not impair or affect any other provision, and this Agreement shall be interpreted so as to most fully give effect to its terms and still be enforceable.

          (c) Scope of Agreement. This Agreement constitutes the whole of the agreement between the parties on the subject matter, superseding all prior oral and written conversations, negotiations, understandings, and agreements in effect as of the date of this Agreement.

          (d) Notices. Any notice or request to be given hereunder to either party hereto shall be deemed effective only if in writing and either (i) delivered personally to Employee (in the case of a notice to Employee) or to the Board of Employer, or (ii) sent by certified or registered mail, postage prepaid, to the addresses set forth on the signature page hereof or to such other address as either party may hereafter specify to the other by notice similarly served.

          (e) Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of each of the parties hereto, and shall also bind and inure to the benefit of Employee's heirs and legal representatives and any successor or successors of Employer by merger or consolidation and any assignee of all or substantially all of Employer's business and properties; except as to any such successor or assignee of Employer, neither this Agreement nor any duties, rights or benefits hereunder may be assigned by Employer or by Employee without the express written consent of Employee or Employer, as the case may be.

          (f) Governing Law, Construction and Submission to Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas without reference to its choice-of-law principles. If any action is brought to enforce or interpret this Agreement, venue for such action will be in Harris County, Texas.

          (g) Modification. No modification or waiver of any provision hereof shall be made unless it is in writing and signed by both of the parties hereto.

          (h) Termination of Prior Agreements. When this Agreement becomes effective it shall supersede all prior arrangements or understandings concerning Employee's employment by Employer or Employer.

          (i)  Headings.   The  headings  in  this   Agreement  are  solely  for
               convenience of reference and shall not affect its interpretation.

          (j) No Waiver. No failure on the part of any party hereto at any time to require the performance by any other party of any term of this Agreement shall be taken or held to be a waiver of such term or in any way affect such party's right to enforce such term, and no waiver on the part of either party of any term of this Agreement shall be taken or held to be a waiver of any other term hereof or the breach thereof.

          (k) Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed shall be an original but all of such counterparts shall together constitute but one and the same instrument.

                          [NEXT PAGE IS SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




                                         CLUB REGINA RESORTS, INC.



                                         By:  /s/ Douglas Y. Bech
                                             -------------------
                                               Douglas Y. Bech
                                               Chairman of the Board






                                               JOHN McCARTHY SANDLAND



                                         By:  /s/ John McCarthy Sandland
                                              ----------------------------
                                         Name:  John McCarthy Sandland,
                                                         Personally